CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 18, 2009, relating to the financial statements of T. Rowe Price U.S. Large-Cap Core Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Fund Service Providers" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
January 22, 2010